Exhibit 23.3

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to us and our reserve report dated April 30, 2016 for the year ended December 31, 2015 in Sundance Energy Australia Limited’s Annual Report on Form 20-F for the year ended December 31, 2015, and the incorporations by reference of our reports in the Registration Statements on Form F-3 (as amended) of Sundance Energy Australia Limited.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Denver, Colorado	TBPE Firm Registration No. F-1580
February 24, 2017